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                                                                     EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the inclusion in this Form 8-K/A No. 2 dated December 11, 1997 and the incorporation by reference into the Registrant's five previously filed Registration Statements on Form S-3 (File Nos. 33-95190,
333-03999, 333-21887, 333-29879 and 333-43641) and the Registrant's three previously filed Registration Statements on Form S-8 (File No.'s 33-95188, 333-36699 and 333-45317) of our report dated February 17, 1998 on our audit of the combined historical statement of revenues and certain expenses of 1997 Acquisition VIII Properties for the year ended December 31, 1996.




                                                COOPERS & LYBRAND L.L.P.




Chicago, Illinois
February 25, 1998